Exhibit 99.2

Sonnenberg & Company, CPAs A Professional Corporation 5190 Governor Drive, Suite 201, San Diego, California 92122 Phone: (858) 457-5252 • (800) 464-4HOA • Fax: (858) 457-2211 • (800) 303-4FAX
Leonard C. Sonnenberg, CPA
DIRECT EDI
Audited Financial Statements
December 31, 2010
TABLE OF CONTENTS

Page No.
INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statement of Operations	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-9
Member: The American Institute of Certified Public Accountants and California Society of Certified Public Accountants

Sonnenberg & Company, CPAs A Professional Corporation 5190 Governor Drive, Suite 201, San Diego, California 92122 Phone: (858) 457-5252 • (800) 464-4HOA • Fax: (858) 457-2211 • (800) 303-4FAX
Leonard C. Sonnenberg, CPA
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Shareholders of
Direct EDI
We have audited the accompanying balance sheets of Direct EDI, as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the year ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

April 20, 2011	Sonnenberg & Company, CPAs
Member: The American Institute of Certified Public Accountants and California Society of Certified Public Accountants

DIRECT EDI
BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current Assets
Cash in Banks	$915,948	$324,606
Accounts receivable	257,641	150,064
Employee advances	3,144	25
Prepaid expenses	—	6,446
Rent deposit	6,893	6,893

Total Current Assets	1,183,626	488,034

Fixed Assets
Furniture	17,703	2,000
Hardware assets	57,310	40,854
Less accumulated depreciation	(36,491)	(30,170)

Total Fixed Assets	38,522	12,684

TOTAL ASSETS	$1,222,148	$500,718

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$12,360	$17,271
Credit cards payable	11,575	23,049
Payroll liabilities	14,961	19,780
Prepaid fees	84,563	50,198
Deferred revenue	498,528	259,362

Total Current Liabilities	621,987	369,660

Long-Term Liabilities
Deferred revenue	701,585	365,346
Less: current portion	(498,528)	(259,362)

Total Long-Term Liabilities	203,057	105,984

TOTAL LIABILITIES	825,044	475,644

Equity
Common stock	3,000	3,000
Retained earnings	394,104	22,074

TOTAL EQUITY	397,104	25,074

TOTAL LIABILITIES AND EQUITY	$1,222,148	$500,718

See Accompanying Notes to Financial Statements

DIRECT EDI
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

REVENUES	$4,148,877

COST OF SALES	1,033,469

Gross Profit	3,115,408

OPERATING EXPENSES
Sales and marketing expenses	901,462

Research and Development	762,940

General and Administrative	701,907

Total Expenses	2,366,309

Net Income Before Income Tax Expense	$749,099

Less: State Franchise Tax Expense	10,560

Net Income	$738,539

Net Income per share	$158

See Accompanying Notes to Financial Statements

DIRECT EDI
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Year Ended December 31, 2010

COMMON STOCK
Beginning Balance	$3,000
Common Stock Issued during year	—

Common Stock, Ending	$3,000

RETAINED EARNINGS
Beginning Balance	$22,074
Stockholder Distributions during year	(366,509)
Net Income	738,539

Retained Earnings, Ending	$394,104

Total Stockholders’ Equity	$397,104

See Accompanying Notes to Financial Statements

DIRECT EDI
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2010

CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$738,539
Adjustment of Net Income (Loss) to
Net Cash from Operating
Depreciation	6,321
(Increase) in accounts receivable	(107,577)
(Increase) in employee advances	(3,119)
Decrease in prepaid expenses	6,446
(Decrease) in accounts payable	(4,911)
(Decrease) in credit cards payable	(11,474)
(Decrease) in payroll liabilities	(4,819)
Increase in prepaid fees	34,365
Increase in deferred revenue	336,239

Net Cash Provided by Operating	990,010

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of fixed assets	(32,159)

Net Cash (Used) by Investing	(32,159)

CASH FLOW FROM FINANCING ACTIVITIES
Distributions to owners	(366,509)

Net Cash (Used) by Financing	(366,509)

Net Increase in Cash	591,342

Beginning Cash	324,606

Ending Cash	$915,948

Supplemental Disclosure Income Taxes Paid	$5,155

See Accompanying Notes to Financial Statements

DIRECT EDI
Notes to Financial Statements
For the Year Ended December 31, 2010
Note 1. Organization and Business Description:
Direct EDI (the Company), was incorporated as a for-profit “S” corporation on May 16, 2002, under the laws of the State of California. The company has filed for a conversion to a California Limited Liability Company, with the name of Direct EDI, LLC, effective for year beginning January 1, 2011.
The Company’s mission is to “Deliver to Community Owners and Community Members EDI solutions to solve their trading partner connectivity and integration problems. Direct EDI solutions will be: Simple, Powerful, Reliable, Cost-effective, Technologically superior, solve real business problems, and exceed customer expectations.”
The Company’s main office is located in San Diego, California, USA and the Company has also established a non-resident “representative” operation in the territory of Ukraine and is registered as a Type N Representative office. The Representative office represents exclusive interests of Direct EDI, and does not conduct economic activity. The Representative office is funded by parent office via transfer of funds for maintenance.
Note 2. Significant Accounting Policies:
Accounting Method. The Company’s accounting records are maintained on the accrual basis in accordance with U.S. generally accepted accounting principles, whereby all income is recognized when earned and expenses are recognized when incurred.
Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Risks and Uncertainties. The Company relies on hardware and software licensed from third parties to offer its on-demand management solutions. Management believes alternative sources are viable; however, disruption or termination of these relationships could adversely affect the Company’s operating results in the near term.
Cash. The Company’s cash consists entirely of bank checking accounts and money market accounts.
Accounts Receivable. Accounts receivable are initially recorded upon the sale of products to customers. Credit is granted in the normal course of business without collateral. The Company periodically reviews its accounts receivable for impairment. No allowance for uncollectible accounts has been deemed necessary.
Fixed Assets. Furniture and hardware with an acquisition value exceeding $500 are capitalized and carried at cost for financial statement purposes. Depreciation is recorded using the straight line method over useful lives of 7 years for furniture and 5 years for hardware. Repairs and maintenance are expensed as incurred. Depreciation expense for the year ending December 31, 2010 is $6,321.

DIRECT EDI
Notes to Financial Statements (Continued)
For the Year Ended December 31, 2010
Note 2. Accounting Policies: Continued):
Fair Value of Financial Instruments. The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expense, approximate their fair values due to their short maturities.
Recent Accounting Pronouncements. In June 2009, the Financial Accounting Standards Board (FASB) issued guidance that establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP). The Company has adopted the new Codification in reference to GAAP and such use has not impacted the results of the Company.
Prepaid Fees Liability. The Company bills its customers in advance for transaction fees on a quarterly basis. Accordingly, unexpended fees are recorded as a liability.
Deferred Revenue. Setup fees charged by the Company for its customers are generally amortized over a 24-month period.
Advertising Costs. The Company expenses advertising costs as they are incurred.
Research and Development. The Company expenses research and development costs as they are incurred.
Revenue Recognition. Direct EDI revenue is aligned by products and solutions to deliver to Community Owners or Community Members. Web EDI product is designed for community members (aka suppliers). Universal Hosted Translator (UHT) and Direct Connect Manager (DCM) designed for use by community members and community owners (HUBS). Testing Service Subscription is sold to community owner for use by community members or used internally for execution of enablement’s. The Company charges EDI transaction fees calculated based on actual usage of the system and bills for hourly Professional Services as work is performed. Fees relating to monthly hosting services and one-time consulting services are recognized when services are provided. Set-up fees charged to customers are deferred and recognized ratably over the expected life of the customer relationship. The contracts are basically for one year, however in practice, an average two-year relationship is anticipated, and the set-up fees are amortized accordingly.
Note 3. Income Taxes:
For tax purposes, the Company has operated as an S Corporation through December 31, 2010. Accordingly all income and expenses have been reported to the shareholders, and the Company has no federal income tax liability or expense. California taxes S Corporations at the rate of 1.5% of taxable income, accordingly $10,560 of franchise tax was incurred for 2010. The Company’s federal income tax returns are subject to examination by the Internal Revenue Service, generally for three years after they are filed, and by the Franchise Tax Board, generally for four years after they are filed.

DIRECT EDI
Notes to Financial Statements (Continued)
For the Year Ended December 31, 2010
Note 4. Section 401(k) Contribution Plan:
The Company maintains a defined contribution 401(k) plan covering substantially all employees who meet the Company’s eligibility requirements. Under the plan, voluntary contributions may be made by participants under Section 401(k) of the Internal Revenue Code. No Company contributions were made to the Plan for the year ending December 31, 2010.
Note 5. Capital Stock:
The Company has 10,000 shares common stock authorized and 4,667 shares issued at a cost of $3,000. There are two officer-shareholders, of which Michael Davidovich holds 57% and Vyacheslav (Steve) Slavutskiy holds 43%. Upon conversion to an LLC, ownership of common stock was converted to HTL Enterprise (owned by Michael Davidovich) and Tenet Wealth Inc. (owned by Vyacheslav (Steve) Slavutskiy) with no change in ownership percentage.
Note 6. Line of Credit (Union Bank of California):
On July 1, 2009, the Company negotiated an unsecured line of credit of $50,000 at prime rate plus 6.50%. As of December 31, 2010, the Company had not yet used this line of credit. On March 12, 2011 this line of credit had been closed.
Note 7. Line of Credit (BBVA Compass Bank):
On September 24, 2004, the Company negotiated an unsecured line of credit of $50,000 with Guaranty Bank. Guaranty Bank was subsequently acquired by BBVA Compass Bank. As of December 31, 2010, the Company had not yet used this line of credit.
Note 8. Employment Arrangements:
The Company has contracted with several individuals in the Ukraine to provide the Company with certain personnel and technical services. Confidential agreements are also in force with these individuals. In 2010 the total amount paid out on these contracts was $688,676.
Note 9. Related Party Transactions:
The Company purchase services from Kantora LLC, a company owned by the principal officers. Total Compensation for these services during 2010 was $135,875. No payments were due to Kantora LLC at December 31, 2010.
Note 10. Customer and Vendor Concentration:
The Company has numerous customers and vendors, none of which exceed five percent of total revenue or expenses.

DIRECT EDI
Notes to Financial Statements (Continued)
For the Year Ended December 31, 2010
Note 11. Operating Lease Commitment — Office Space — San Diego, CA:
The Company leases office space at 4669 Murphy Canyon Road, San Diego, California, on the basis of a lease that expires in April 2013. The monthly rent at December 31, 2010 was $6,893. Rent expense for 2010 was $70,235. The future lease commitment is as follows:

Minimum
Year	Payment
2011	$72,354
2012	74,887
2013	27,570

$174,811

Note 12. Operating Lease Commitment — Office Space — Ukraine:
The Company leases office space in the Ukraine, on the basis of a lease that expires in 2013. The lease specifies rent be paid in the local currency of Grivnas. Rent expense for 2010 was $31,999. The current lease runs through December 31, 2011 with two additional 1-year options available. Based on the exchange rate at December 31, 2010, the future lease commitment (in US Dollars) is as follows:

Minimum
Year	Payment
2011	$27,889

$27,899

Note 13. Concentration of Credit Risk:
The Company maintains its cash in bank in various bank institutions, some of which may exceed federally insured limits at various times. Temporary cash investments are held with financial institutions that the Company believes are subject to minimal risk. The Federal Deposit Insurance Corporation (FDIC) guarantees coverage limit on accounts is $250,000. A summary of total uninsured cash balances at December 31, 2010 is as follows:

Union Bank	$690,707
Portion Insured by FDIC	(250,000)

FDIC Uninsured Cash Balance	$440,707

Note 14. Subsequent Events:
The Corporation has evaluated subsequent events through the date of the Auditor’s report of April 20, 2011, which is the date the financial statements were available to be issued. Management is not aware of any subsequent events that would require adjustment to, or disclosures in, the financial statements.